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EXHIBIT 23.1—CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-94636, No. 33-92256, No. 33-92258, No. 333-41948 and No. 333-43049) pertaining to the Ultimate Electronic, Inc. 401(k) Retirement Savings Plan, the Non-employee Director Stock Option Plan, the Employee Stock Purchase Plan, the 1997 Equity Incentive Plan and the 2000 Equity Incentive Plan, respectively, of Ultimate Electronics, Inc. of our report dated March 11, 2002, with respect to the consolidated financial statements and schedule of Ultimate Electronics, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2002.

/s/ Ernst & Young
Denver, Colorado March 25, 2002

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EXHIBIT 23.1—CONSENT OF INDEPENDENT AUDITORS